FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1995

                                                REGISTRATION NO.33-



                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           GENERAL MOTORS CORPORATION
                                --------------


State of Delaware                                                38-0572515
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                                Identification
No.)


        767 Fifth Avenue, New York, New York 10153-0075; (212) 418-6100
    3044 West Grand Boulevard, Detroit, Michigan 48202-3091; (313) 556-5000
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 J. Michael Losh
                            Executive Vice President
                           General Motors Corporation
                            3044 West Grand Boulevard
                          Detroit, Michigan 48202-3091
                                 (313) 556-3549
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copies to:

Martin I. Darvick, Esq.                         Francis J. Morison, Esq.
General Motors Corporation                      Davis Polk & Wardwell
3031 West Grand Boulevard                       450 Lexington Avenue
Detroit, Michigan 48202-3091                    New York, New York 10017-3904


      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

      If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. []


                         CALCULATION OF REGISTRATION FEE
IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII
                                       PROPOSED      PROPOSED
                                       MAXIMUM       MAXIMUM
TITLE OF EACH CLASS    AMOUNT          OFFERING      AGGREGATE    AMOUNT OF
OF SECURITIES TO BE    TO BE           PRICE PER     OFFERING     REGISTRATION
REGISTERED           REGISTERED*(1)(2)    UNIT        PRICE(3)    FEE
-------------------------------------------------------------------------------

Debt Securities    $2,000,000,000    Various       $2,000,000,000   $400,000
-------------------------------------------------------------------------------
Debt Warrants (2)
-------------------------------------------------------------------------------
      *Or, if any Debt Securities (1) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $2,090,500,000, at the time of initial offering, (2) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $2,090,500,000, or (3) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $2,090,500,000.

      (1) The amount of Debt Securities and Debt Warrants (the "Securities") being registered together with $90,500,000 remaining Debt Securities registered on November 16, 1990 (Registration No. 33-37737), represents the maximum aggregate principal amount of Securities which, on or after November 14, 1995, are expected to be offered for sale.

      (2) Debt Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities as permitted by Rule 457(g); no registration fee is attributable to the Debt Warrants registered hereby.

      (3) Estimated solely for the purpose of determining the amount of the registration fee.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to debt securities of the registrant registered and remaining unissued under Registration Statement No. 33-37737



      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS


                           GENERAL MOTORS CORPORATION

                                 DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

      General Motors Corporation (the "Corporation" or "General Motors"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time its debt securities (the "Debt Securities") or its warrants to purchase any of the Debt Securities (the "Debt Warrants"), for issuance and sale, at an aggregate initial offering price not to exceed $2,000,000,000 or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit ("ECU") (the "Specified Currency"), on terms to be determined at the time of sale. The Debt Securities and the Debt Warrants are herein collectively called the "Offered Securities." The Securities may be offered either together or separately and in one or more series, in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Securities may be sold for U.S. dollars or the Specified Currency and the principal of and any premium and interest on the Securities may likewise be payable in U.S. dollars or the Specified Currency. The Specified Currency for which the Securities may be purchased and the Specified Currency in which principal of and any premium and interest on the Securities may be payable are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

      The Debt Securities will be issued in fully registered definitive form ("Certificated Securities") or in the form of global securities which may be held and registered only in the name of a depositary institution ("Book-Entry Securities").

      The terms of the Debt Securities, including the specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any redemption or repayment terms, and the Specified Currency in which the Debt Securities shall be payable (and similar information with respect to the Debt Securities purchasable upon exercise of each Debt Warrant), are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). Where Debt Warrants are to be offered, a Prospectus Supplement shall set forth the offering price and terms of the Debt Warrants, including the purchase price, exercise price or prices, detachability, expiration date or dates, exercise period or periods, the Specified Currency in which such Debt Warrants are exercisable, the price or prices, if any, at which the Debt Warrants may be redeemed at the option of the holder or will be redeemed upon expiration, and the Warrant Agent acting under the Warrant Agreement pursuant to which the Debt Warrants are to be issued.

      The Securities may be sold directly by the Corporation, through agents of the Corporation designated from time to time, or through underwriters or dealers, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts are set forth in the accompanying Prospectus Supplement. Any Agents, underwriters or dealers participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution" for possible indemnification arrangements for the agents, underwriters and dealers. The Corporation reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December ___, 1995

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, Prospectus Supplement, and Pricing Supplement, if any, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation or by any agent, underwriter or dealer. Neither the delivery of this Prospectus, Prospectus Supplement and Pricing Supplement, if any, nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct at any time subsequent to the date thereof. This Prospectus, Prospectus Supplement and Pricing Supplement, if any, shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.



                              AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected, and copies may be obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. The Corporation's Common Stock, $1-2/3 Par Value, is listed on the New York, Chicago, Pacific and Philadelphia Stock Exchanges. Reports, proxy statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, where the Corporation's Common Stock, $1-2/3 Par Value, Class H Common Stock, $.10 par value, and Class E Common Stock, $.10 par value, are listed and at the offices of the following other stock exchanges where the Common Stock, $1-2/3 Par Value, is listed in the United States: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104, and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

      The Prospectus constitutes a part of a Registration Statement filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act of 1933"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Corporation and the Offered Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act are incorporated by reference in this Prospectus.

      All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      THE CORPORATION WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                           GENERAL MOTORS CORPORATION
                              3044 WEST GRAND BOULEVARD, ROOM 11-243
                  DETROIT, MICHIGAN  48202-3091
                  (TELEPHONE NUMBER:  (313) 556-2044)



                           GENERAL MOTORS CORPORATION

      While the major portion of General Motors' operations is derived from the automotive products industry segment, General Motors also has financing and insurance operations and produces products and provides services in other industry segments. The automotive products segment consists of the design, manufacture, assembly and sale of automobiles, trucks and related parts and accessories. General Motors financing and insurance operations assist in the merchandising of General Motors' products as well as other products. General Motors Acceptance Corporation ("GMAC") and its subsidiaries offer financial services and certain types of insurance to dealers and customers. In addition, GMAC and its subsidiaries are engaged in mortgage banking and investment services. General Motors' other products segment consists of military vehicles, radar and weapon control systems, guided missile systems and defense and commercial satellites; the design, installation and operation of business information and telecommunications systems; as well as the design, development and manufacture of locomotives. For additional information on General Motors, see the General Motors Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated herein by reference, and the other documents incorporated herein by reference.

      General Motors principal executive offices are located at 3044 West Grand Boulevard, Detroit, Michigan 48202-3091 (Telephone Number (313) 556-5000), and 767 Fifth Avenue, New York, New York 10153-0075 (Telephone Number (212) 418-6100).

                            USE OF PROCEEDS

      Unless otherwise set forth in the applicable Prospectus Supplement, net proceeds from the sale of the Securities will be used for general Corporate
purposes,        including        the        repayment       of       existing
indebtedness.

                       RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth the consolidated ratio of earnings to fixed charges for the Corporation for the periods indicated.

     Nine Months
          Ended
     SEPTEMBER 30             YEARS ENDED DECEMBER 31
     ------------             -----------------------

     1995    1994        1994   1993   1992   1991    1990
     ------------        ----   ----   ----   ----    ----
     2.57    2.50        2.51   1.43    *      *       *



      *In the years 1992, 1991 and 1990, earnings were inadequate to cover fixed
charges  by  $3,112.6   million,   $5,522.9   million  and   $2,121.7   million,
respectively.

      For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of consolidated income (loss) before cumulative effect of accounting change plus income taxes (credit) and fixed charges included in net income (loss) after eliminating the amortization of capitalized interest and the undistributed (earnings) losses of associates; "fixed charges" consist of interest and related charges on debt, that portion of rentals deemed to be interest, and interest capitalized in the period.

                     DESCRIPTION OF DEBT SECURITIES

      The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities in respect of which this Prospectus is being delivered and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Debt Securities.

      The Debt Securities offered hereby are to be issued under an Indenture (the "Indenture"), dated as of December ___, 1995, between the Corporation and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Numerical references in parentheses below are to sections in the Indenture. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Capitalized terms used in this description but not defined herein have the meanings provided in the Indenture.

GENERAL

      The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation.

      Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities):

      (i)         the designation of such Debt Securities;

      (ii) the authorized denominations and the aggregate principal amount of such Debt Securities;

      (iii) the percentage of their principal amount at which such Debt Securities will be issued;

      (iv) the date or dates on which such Debt Securities will mature (or the manner of determining the same);

      (v) the rate or rates per annum, if any, which may be fixed or variable, at which such Debt Securities will bear interest, if any, and, if the rate is variable, the manner of calculation thereof;

      (vi) the date or dates from which interest, if any, shall accrue or the method by which such date or dates shall be determined and the date or dates at which such interest, if any, will be payable and the record dates therefor;

      (vii)       the  period  or  periods   within   which,   the  terms  and
                  conditions upon which, such Debt Securities may be redeemed and the redemption price or prices;

      (viii)            any  mandatory  or optional  sinking fund or analogous
                  provisions;

      (ix)              the  provisions,  if any,  for the  defeasance  of the
                  Debt Securities;

      (x) the form (registered or bearer) in which Debt Securities may be issued, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in either form;

      (xi) whether and under what circumstances the Corporation will pay additional amounts (the "Additional Amounts") on Debt Securities held by a person who is not a United States person (as defined in the Prospectus Supplement) in respect of specified taxes, assessments or other governmental charges withheld or deducted, and if so, whether the Corporation has the option to redeem the affected Debt Securities rather than pay such Additional Amounts;

      (xii) the Specified Currency for which such Debt Securities may be purchased and the Specified Currency in which the principal of, and premium, if any, and interest, if any, on, such Debt Securities may be payable;

      (xiii)            the exchanges,  if any, on which such Debt  Securities
                  may be listed;

      (xiv) whether such Debt Securities are to be issued in book-entry form and, if so, the identify of the Depositary for such book-entry Securities;

      (xv) the place or places where the principal of, premium, if any, and interest, if any, on the Debt Securities will be payable; and

      (xvi) any other specific terms of the Debt Securities, including any additional covenants applicable to such Debt Securities and any terms which may be required or advisable under applicable laws or regulations. (Sections 2.04 and 4.02 of the Indenture.)

      The Securities will be unsecured and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Corporation (other than obligations preferred by mandatory provisions of law).

      Unless otherwise specified in a Prospectus Supplement, principal, premium, if any, interest, if any, and Additional Amounts, if any, will be payable, and, unless the Debt Securities are issued in book-entry form, the Debt Securities offered hereby will be transferable, at the office of the Trustee, 111 Wall Street, New York, New York 10043, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the person entitled thereto. Principal of and premium, if any, interest, if any, and Additional Amounts, if any, on Debt Securities in bearer form, and coupons appertaining thereto (the "Coupons"), if any, will be payable against surrender of such Debt Securities or Coupons, as the case may be, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement. (Section 4.02 of the Indenture.) Debt Securities in bearer form and the Coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture.)

      Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States Federal income tax considerations will be set forth in the Prospectus Supplement relating thereto.

      As used herein, the term Debt Securities shall include Debt Securities denominated in United States dollars or, at the option of the Corporation if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or units based on or relating to foreign currencies, including European Currency Units.

      If a Prospectus Supplement specifies that Debt Securities are denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denominations in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

      Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Special considerations applicable to the Debt Securities of any series, including any special United States Federal income tax consequences applicable to any discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at discount or to Debt Securities denominated or payable in foreign currencies or currency units, will be described in the Prospectus Supplement relating thereto.

      If a Prospectus Supplement specifies that the Debt Securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. The Corporation will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected, including making any required filings with the Commission and the furnishing of certain information to the holders of the Debt Securities.

BOOK-ENTRY SECURITIES - DELIVERY AND FORM

      Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued in the form of one or more fully registered global securities (collectively, the "Registered Global Debt Securities") which will be deposited with or on behalf of The Depository Trust Corporation ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Prospectus Supplement is herein referred to as the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. No single Registered Global Security shall exceed U.S.$200,000,000. Except as set forth below, the Registered Global Debt Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

      DTC has advised the Corporation that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the agents and/or underwriters named in any Prospectus Supplement), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the Commission.

      Upon the issuance by the Corporation of Securities represented by a Registered Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with, the respective principal amounts of the Securities represented by such Registered Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by the agents, underwriters or dealers participating in the distribution of such Securities, or the Corporation, if such Securities are offered and sold directly by the Corporation, as the case may be. Ownership of beneficial interests in a Registered Global Debt Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Securities represented by a Registered Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Debt Security.

      So long as the Depositary for a Registered Global Debt Security, or its nominee, is the registered owner of the Registered Global Debt Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Securities represented by such Registered Global Debt Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Securities represented by a Registered Global Debt Security or Securities will not be entitled to have Book-Entry Securities represented by such Registered Global Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

      Accordingly, each person owning a beneficial interest in a Registered Global Debt Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or a Registered Global Debt Security. The Corporation understands that under existing policy of the Depositary and industry practices, in the event that the Corporation requests any action of holders or that an owner of a beneficial interest in such a Registered Global Debt Security desires to give any notice or take any action which a holder is entitled to give or take under the Indenture or a Registered Global Debt Security, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a participant to give such notice or take such action.

      Payments of principal of, premium, if any, and interest, if any, on, the Securities represented by a Registered Global Debt Security registered in the name of the Depositary or its nominee will be made by the Corporation through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of a Registered Global Debt Security. None of the Corporation, the Trustee, any paying agent or any other agent of the Corporation will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Corporation expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Registered Global Debt Security, will immediately credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Registered Global Debt Security as shown on the records of the Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in a Registered Global Debt Security will be governed by standing customer instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

      If the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities in definitive form in exchange for all the Registered Global Debt Securities. In addition, the Corporation may at any time, and in its sole discretion, determine not to have the Debt Securities represented by the Registered Global Debt Securities and, in such event, will issue Debt Securities in definitive form in exchange for all the Registered Global Debt Securities. In either instance, an owner of a beneficial interest in Registered Global Debt Securities will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without Coupons; however, Medium-Term Notes issued pursuant to a Prospectus Supplement will be issued in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (or in such other denominations as shall be provided in an applicable Pricing Supplement) and will be issued in registered form only, without Coupons. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture.)

      The Debt Securities of a series may also be issued in the form of one or more bearer global securities (a "Bearer Global Debt Security") that will be deposited with a common depositary for the Euroclear System and Cedel Bank, societe anonyme or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Debt Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS

DEFINITIONS APPLICABLE TO COVENANTS. The following definitions shall be applicable to the covenants specified below:

            (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of the Corporation), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

            (ii)  "Debt"  means  notes,  bonds,   debentures  or  other  similar
      evidences of indebtedness for money borrowed.

            (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which the Corporation's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of the Corporation as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Electronic Data Systems Corporation and its Subsidiaries, Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Corporation or others or which is principally engaged in financing the Corporation's operations outside the continental United States of America.

            (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

            (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by the Corporation or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Corporation and its consolidated affiliates as an entity.

            (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Corporation, or by one or more Subsidiaries, or by the Corporation and one or more Subsidiaries. (Section 4.08 of the Indenture.)

LIMITATION ON LIENS. For the benefit of the Debt Securities, the Corporation will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of the Corporation or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Debt Securities (together with, if the Corporation shall so determine, any other indebtedness of the Corporation or such Manufacturing Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of the Corporation and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of the Corporation and its consolidated subsidiaries, as determined in accordance with generally accepted accounting principles and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of the Corporation.

      The above restrictions shall not apply to Debt secured by:

            (i) Mortgages on property,  shares of stock or indebtedness of any
      corporation   existing   at  the  time   such   corporation   becomes  a
      Manufacturing Subsidiary;

            (ii) Mortgages on property existing at the time of acquisition of such property by the Corporation or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Corporation or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to the Corporation or a Manufacturing Subsidiary of improvements to such acquired property;

            (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to the Corporation or to another Subsidiary;

            (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Corporation or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Corporation or a Manufacturing Subsidiary;

            (v) Mortgages on property of the Corporation or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

            (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property). (Section 4.06 of the Indenture.)

LIMITATION ON SALE AND LEASE-BACK. For the benefit of the Debt Securities, the Corporation will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by the Corporation or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Corporation or any Manufacturing Subsidiary on the date that the Debt Securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between the Corporation and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Corporation or such Manufacturing Subsidiary to such person, unless either:

            (i)  the  Corporation  or such  Manufacturing  Subsidiary  would  be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Debt Securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant), or

            (ii) the Corporation shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of the Corporation or any Manufacturing Subsidiary (other than Debt owned by the Corporation or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt. (Section
      4.07 of the Indenture.)

DEFEASANCE

      If the terms of a particular series of Debt Securities so provide, the Corporation may, at its option, (a) discharge its indebtedness and its obligations under the Indenture with respect to such series or (b) not comply with certain covenants contained in the Indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. The Prospectus Supplement will more fully describe the provisions, if any, relating to such defeasance. (Section
12.02 of the Indenture.)

MODIFICATION OF THE INDENTURE

      The Indenture provides that the Corporation and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to (a) evidence the assumption by a successor corporation of the obligations of the Corporation, (b) add covenants for the protection of the holders of the Debt Securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of Debt Securities of any series in bearer form, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the form or terms of Debt Securities of any series as permitted by the terms of the Indenture and (f) evidence the acceptance of appointment by a successor trustee. (Section 10.01 of the Indenture.)

      The Indenture also contains provisions permitting the Corporation and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued thereunder, with the consent of the holders of not less than a majority in principal amount of the Debt Securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment (voting as one class), provided that no such modification shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest or Additional Amounts thereon, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or interest, premium or Additional Amounts on, any Debt Security payable in any coin or currency other than that provided in such Debt Security, (ii) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity thereof, or (iii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each Debt Security so affected. (Section
10.02 of the Indenture.)

EVENTS OF DEFAULT

      An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default in payment of any principal or premium, if any, on such series; (b) default for 30 days in payment of any interest or Additional Amounts on such series; (c) default for 90 days after notice in performance of any other covenant applicable to the Debt Securities; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

      No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clause (a), (b) or (c) shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of each such series then outstanding may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of such series to be due and payable. In case an Event of Default under clause (d) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all the outstanding Debt Securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts in respect of such Debt Security for which payment had not been subsequently made. (Section 6.01 of the Indenture.) The Indenture provides that the Trustee may withhold notice to the securityholders of any default (except in payment of principal, premium, if any, or interest or Additional Amounts) if it considers it in the interests of the securityholders to do so. (Section 6.07 of the Indenture.)

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02 of the Indenture.) Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the Debt Securities of all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 6.06 of the Indenture.)

CONCERNING THE TRUSTEE

      Citibank, N.A. is the Trustee under the Indenture. Citibank, N.A. acts as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, the Corporation and certain of its subsidiaries and affiliates in the normal course of its business.

                          DESCRIPTION OF DEBT WARRANTS

GENERAL

      The Corporation may issue, together with Debt Securities or separately, Debt Warrants for the purchase of Debt Securities. If the Debt Warrants are issued together with any Debt Securities, they may be attached to or traded separately from such Debt Securities. The Debt Warrants are to be issued under one or more separate Warrant Agreements (each a "Debt Warrant Agreement") between the Corporation and a banking institution organized under the laws of the United States or one of the States thereof (each a "Warrant Agent").

      The following statements with respect to the Debt Warrants are summaries of the Debt Warrant Agreement, a form of which is filed as an exhibit to the Registration Statement. Such summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrants do not purport to be complete and such summaries are subject to the detailed provisions of the Debt Warrant Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Warrants. Wherever particular provisions of the Debt Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

      The Debt Warrants will be evidenced by Debt Warrant Certificates (the "Debt Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Debt Securities with which they may be issued. Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Debt Warrant does not have any of the rights of a holder of a Debt Security in respect of, and is not entitled to any payments on, any Debt Securities issuable (but not yet issued) upon exercise of the Debt Warrants. The Debt Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Debt Warrants offered thereby for the terms of, and other information with respect to, such Debt Warrants, including:

      (i)         the title and the aggregate number of Debt Warrants;

      (ii) the designation, aggregate principal amount, currency or currencies and terms of the Debt Securities that may be purchased upon exercise of the Debt Warrants;

      (iii) the price or prices at which such Debt Warrants are exercisable;

      (iv) the currency or currencies in which such Debt Warrants are exercisable;

      (v) the places at which such Debt Warrants are exercisable and the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire (the "Debt Warrant Expiration Date") or, if the Debt Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable (each, a "Debt Warrant Exercise Date", which term shall also mean, with respect to Debt Warrants continuously exercisable for a period of time, every date during such period);

      (vi)        the terms of any mandatory or optional call provisions;

      (vii) the price or prices, if any, at which the Debt Warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

      (viii)            the identity of the Debt Warrant Agent;

      (ix) the exchanges, if any, on which such Debt Warrants may be listed;

      (x) whether such Debt Warrants shall be issued in book-entry form;

      (xi) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each of such Debt Securities;

      (xii) if applicable, the date on and after which the Debt Warrants and the related Debt Securities will be separately transferable;

      (xiii)            whether  the  Debt  Warrant  Certificates  will  be in
                  registered form or bearer form or both;

      (xiv)       any   applicable    United   States   Federal   income   tax
                  consequences;

      (xv)        the price at which the Debt Warrants will be issued; and

      (xvi)       any other terms of the Debt Warrants.

EXERCISE OF DEBT WARRANTS

      Debt Warrants in registered form may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Debt Warrant, and by communicating to the Warrant Agent the identity of the Debt Warrantholder and the number of Debt Warrants to be exercised. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable Debt Securities, the form of which shall be set forth in the Prospectus Supplement. If less than all of the Debt Warrants evidenced by a Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amounts of Debt Warrants. A more complete summary for the exercise of Debt Warrants in registered form and for exercises of Debt Warrants in bearer form is contained in the Prospectus Supplement accompanying this Prospectus.

                              PLAN OF DISTRIBUTION

      The Corporation may sell the Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.

      Offers to purchase Securities may be solicited directly by the Corporation or by agents designated by the Corporation from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements which may be entered into with the Corporation to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, the Corporation and its subsidiaries in the ordinary course of business.

      If an underwriter or underwriters are utilized in the sale, the Corporation will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act of 1933.

      Among others, one or more of the following firms may act as managing underwriter(s) with respect to the offering of the Securities: Bear, Stearns & Co. Inc., Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc.

      If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Corporation will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act of 1933.

      If so indicated in the applicable Prospectus Supplement, the Corporation will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Corporation otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Corporation.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                             --------------------

      John G. Smale and Dennis Weatherstone, directors of J. P. Morgan & Co. Incorporated, of which J. P. Morgan Securities Inc. is an indirect wholly-owned subsidiary, are directors of the Corporation. In addition, John
G. Smale is Chairman of the Board of Directors of the Corporation. In the ordinary course of their respective businesses, affiliates of the Agents have engaged, and will in the future engage in commercial banking and investment banking transactions with General Motors and certain of its affiliates.

                                     EXPERTS

      The consolidated financial statements and the financial statement schedule included in the Corporation's 1994 Annual Report on Form 10-K, incorporated by reference herein, have been audited by Deloitte & Touche LLP (as to financial statements and the financial statement schedule of General Motors and as to financial statements of GM Hughes Electronics Corporation (now Hughes Electronics Corporation)) and KPMG Peat Marwick LLP (as to financial statements of Electronic Data Systems Corporation), independent auditors, as stated in their respective reports appearing therein, and have been so incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL OPINIONS

      Unless otherwise indicated in the Prospectus Supplement relating to the Securities, the legality of the Securities will be passed upon for the Corporation by Martin I. Darvick, Attorney, Legal Staff, of the Corporation. Mr. Darvick owns shares, and has options to purchase shares, of the Corporation's Common Stock, $1-2/3 Par Value.

      Unless otherwise indicated in the Prospectus Supplement relating to the Securities, certain legal matters relating to the Securities will be passed upon for the Underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of the Corporation and has acted as counsel for the Corporation and its subsidiaries in various matters.

                             ---------------------

      No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, Prospectus Supplement, and Pricing Supplement, if any, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation nor by any agent, underwriter or dealer. Neither the delivery of this Prospectus, Prospectus Supplement and Pricing Supplement, if any, nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct at any time subsequent to the date thereof. This Prospectus, Prospectus Supplement and Pricing Supplement, if any, shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                            ---------------------

      TABLE OF CONTENTS

                                                                            PAGE

Available Information ..........................
Incorporation of Certain
   Documents by Reference ..................
General Motors Corporation.................
Use of Proceeds.....................................
Ratios of Earnings to Fixed
  Charges................................................
Description of Debt Securities..............
Description of Debt Warrants...............
Plan of Distribution...............................
Experts...................................................
Legal Opinions......................................


                                    GENERAL MOTORS CORPORATION
                                    DEBT SECURITIES
                                    DEBT WARRANTS

                                    Prospectus Dated December ___, 1995

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering described in this Registration Statement:

      Securities and Exchange Commission registration fee.....$  400,000
      Blue Sky filing and counsel fees........................    25,000
      Fees and expenses of Trustee and Debt Warrant Agent.....    20,000
      Printing Registration Statement, Prospectus, Indenture,
      Debt Warrant Agreement and other documents..............    40,000
      Auditors'fees  .........................................    20,000
      Rating Agencies'fee.....................................   180,000
      Miscellaneous expenses..................................    25,000
                                                              ----------
           Total..............................................$  710,000

                             --------------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

      The Corporation's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation, or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Under Article V of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

      The Corporation is insured against liabilities which it may incur by reason of Article V of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under
Article V of the By-Laws.

      Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.    EXHIBITS

      *1(a) --    Form of proposed Underwriting Agreement (including
                  Form of                       Delayed Delivery Contract)
      *1(b) --    Form of proposed Purchase Agreement
      *1(c) --    Form of proposed Selling Agent Agreement
       1(d) --    Form  of  Prospectus  Supplement  (Medium-Term  Notes)
       4(a) --    Indenture, dated as of December___, 1995.
                  between the Corporation and Citibank,  N.A.,  Trustee
      *4(b) --    Form of proposed  Debt  Warrant  Agreement
      *4(c) --    Form of Debt  Warrant
                  Certificate (included in Exhibit 4(b))
      *4(d) --    Forms of Global Note and Medium-Term Notes
       5    --    Opinion and Consent of Martin I. Darvick, Esq., Attorney,
                  Legal Staff of the Corporation
       8    --    Opinion and Consent of Robert N. Dietz, Tax
                  Counsel of the Tax Staff of the Corporation.

      12    --    Computation of Ratios of Earnings to Fixed
                  Charges for the five years ended December 31, 1994 and the nine months ended September 30, 1995 and 1994 incorporated by reference to Exhibit 12 to the following documents:

                  (a) Annual Reports on Form 10-K of General Motors Corporation for the years ended December 31, 1994, 1993 and 1992.

                  (b) Quarterly Report on Form 10-Q of General
                  Motors Corporation for the quarter ended September 30,
                  1995

      23(a) --    Consent of Deloitte & Touche LLP
      23(b) --    Consent of KPMG Peat Marwick LLP
      23(c) --    Consent of Counsel (included in Exhibit 5)
      25    --    Form T-1 Statement of Eligibility and  Qualification  under the Trust Indenture Act of 1939 of Citibank, N.A.
---------------------
* Incorporated by reference to Exhibits 1 through 4(d), respectively, to Registration Statement No. 33-41557.

ITEM 17.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus  required by section  10(a)(3)
            of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

      provided,  however,  that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

            (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section l5(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Corporation pursuant to the provisions discussed in Item 15 above, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director or officer of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                            ----------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on November 14, 1995.

                                                GENERAL  MOTORS CORPORATION

                                                By:  /S/ JOHN F. SMITH, JR.
                                                    (John F. Smith, Jr.
                                                     Chief Executive Officer,
                                                     President and Director)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 14, 1995 by the following persons in the capacities indicated.

SIGNATURE                                 TITLE

/S/ JOHN G. SMALE                         Chairman of the Board
(John G. Smale)                           of Directors

/S/ JOHN F. SMITH, JR.                    Chief Executive Officer,
(John F. Smith, Jr.)                      President and Director
                                                                  -----------
                                                                             |
/S/ J. MICHAEL LOSH                       Executive Vice President (Principal|
(J. Michael Losh)                         and Chief Financial       Financial|
                                          Officer                   Officers)|
                                                                             |
/S/ LEON J. KRAIN                         Vice President and                 |
(Leon J. Krain)                           Group Executive                    |
                                                                             |
                                                                             |
/S/ HEIDI KUNZ                            Vice President and                 |
(Heidi Kunz)                              Treasurer                          |
                                                                   -----------

                                                                  ------------
                                                                             |
/S/ WALLACE W. CREEK                      Comptroller             (Principal |
(Wallace W. Creek)                                                 Accounting|
                                                                     Officers) |
                                                                               |
/S/ JAMES H. HUMPHREY                     Chief Accounting Officer           |
(James H. Humphrey)                                                          |
                                                                             |
                                                                  ------------
/S/ ANNE L. ARMSTRONG                    Director
(Anne L. Armstrong)

/S/ JOHN H. BRYAN                        Director
(John H. Bryan)

/S/ THOMAS E. EVERHART                   Director
(Thomas E. Everhart)

/S/ CHARLES T. FISHER, III               Director
(Charles T. Fisher, III)

/S/ J. WILLARD MARRIOTT, JR.             Director
(J. Willard Marriott, Jr.)

/S/ ANN D. MCLAUGHLIN                    Director
(Ann D. McLaughlin)

/S/ EDMUND T. PRATT, JR.                 Director
(Edmund T. Pratt, Jr.)

/S/ LOUIS W. SULLIVAN                    Director
(Louis W. Sullivan)

/S/ DENNIS WEATHERSTONE                  Director
(Dennis Weatherstone)

/S/ THOMAS H. WYMAN                      Director
(Thomas H. Wyman)


                           ------------------------

                                  EXHIBIT INDEX

                                                                            Page
EXHIBIT
 NO.

*1(a)  Form of proposed Underwriting Agreement (including Form of Delayed Delivery Contract)

*1(b)  Form of proposed Purchase Agreement

*1(c)  Form of proposed Selling Agent Agreement

 1(d)  Form of Prospectus Supplement (Medium-Term Notes)

 4(a) Indenture, dated as of December ___, 1995, between the Corporation and Citibank, N.A., Trustee

*4(b)  Form of proposed Debt Warrant Agreement

*4(c)  Form of Debt Warrant Certificate (included in Exhibit 4(b))

*4(d)  Forms of Global Note and Medium-Term Notes

 5     Opinion and Consent of Martin I. Darvick, Esq., Attorney,
       Legal Staff of the Corporation

 8 Opinion and Consent of Robert N. Dietz, Tax Counsel of the Tax Staff of the Corporation.

12 Computation of Ratios of Earnings to Fixed Charges for the five years ended December 31, 1994 and the nine months ended September 30, 1995 and 1994 incorporated by reference to Exhibit 12 to the following documents:

           (a) Annual Reports on Form 10-K of General Motors Corporation for the years ended December 31, 1994, 1993 and 1992.

           (b) Quarterly Report on Form 10-Q of General Motors
           Corporation for the quarter ended September 30, 1995

23(a) Consent of Deloitte & Touche LLP

23(b) Consent of KPMG Peat Marwick LLP

23(c) Consent of Counsel (included in Exhibit 5)

25    Form T-1 Statement of Eligibility and Qualification
      under the Trust Indenture Act of 1939 of Citibank, N.A.
-----------------------
* Incorporated by reference to Exhibits 1 through 4(d), respectively, to Registration No. 33-41557.